UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
 Securities Exchange Act of 1934

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Vidaroo Corporation
(Name of Registrant as Specified in Its Charter)

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August 3, 2011

Notice of Proposed Action pursuant to Written Consent
of the Holders of the Majority of the Voting Power.

To Our Stockholders:

Notice is hereby given that, pursuant to action taken by the written consent of the majority stockholders of the Company, the Company intends to take certain action as more particularly described in this Information Statement, and in the Preliminary Information Statement filed by the Company with the Securities and Exchange Commission on July 13, 2011.

Only stockholders of record at the close of business on June 21, 2011 will be given Notice of the proposed action by written consent. The Company is not soliciting proxies.

Very truly yours,

By:	/s/ Mark Argenti
Mark Argenti
Chief Executive Officer Vidaroo Corporation

Vidaroo Corporation
8 N. Highland Ave, Winter Garden, FL 34787
 Telephone: (321) 293-3360

INFORMATION STATEMENT
ACTION BY THE CONSENT OF STOCKHOLDERS WITHOUT A MEETING

This information statement is furnished to all holders of Common Stock of the Company in connection with the proposed actions to be taken by the Company without a meeting pursuant to the written consent of the holder of a majority of the voting power of the Company:

1.
The amendment and restatement of the Articles of Incorporation to increase the number of authorized shares of the Company’s common stock, par $0.001 per share, from 100,000,000 shares to 200,000,000 shares.

2.
The amendment and restatement of the Articles of Incorporation to create an authorized class of 100,000,000 shares of “blank check” preferred stock, par value $0.001 per share (the “Preferred Stock”), of the Company.

3.	The election of three (3) members of the Board of Directors, each to serve until the 2011 Annual Meeting of Stockholders or until a successor is elected.

The foregoing actions were approved by the holders of a majority of the Company’s issued and outstanding common shares on July 12, 2011 and will be effected on or shortly after August 3, 2011.

Only stockholders of record at the close of business on June 21, 2011 (the “Record Date”) are entitled to notice of the action to be taken. There will be no vote on the matters by the shareholders of the Company because the proposed action will be accomplished by the written consent of the holders of the majority voting power of the Company as allowed by Section 78.320 of the Nevada Business Corporation Act (“Nevada Act”). No other votes are required or necessary. See the caption “Vote Required for Approval,” below.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

DISSENTER’S RIGHTS OF APPRAISAL

The Nevada Act does not provide for dissenter’s rights of appraisal in connection with the corporate action to be taken.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board of Directors has fixed the close of business on June 21, 2011 as the record date for the determination of the common shareholders entitled to notice of proposed action by written consent. At the Record Date, the Company had outstanding 65,507,975 shares of Common Stock, par value $0.01 per share, which were held of record by approximately 96 stockholders.

The following shareholders voted in favor of the Proposals:

Name	Number of Common Shares

Mark Argenti	11,639,889
Ian McDaniel	12,137,947
Micheal Morgan	1,000,000
Tom Moreland	500,000
Mary Spio	11,133,333
TOTAL	36,411,169

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders.  The Company anticipates that the actions contemplated herein will be effected on or about the close of business on August 3, 2011
The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Annual Report on Form 10-K

Our Annual Report on Form 10-K for the 2010 Fiscal Year (the “Annual Report”) which is mailed to stockholders with this Information Statement, contains financial and other information about us, and such financial information is incorporated by reference into this Information Statement. See “Other Information” below.

PROPOSAL NO. 1: APPROVAL OF AN AMENDMENT TO THE
ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE

Our Articles of Incorporation, as currently in effect, authorizes us to issue up to 100,000,000 shares of common stock, par value $0.01 per share. The Board of Directors has proposed, and the holders of a majority of the Company’s issued and outstanding common shares as of the Record Date have approved, an increase in the number of authorized shares of the common stock from 100,000,000 shares to 200,000,000 shares.  Upon the filing of the Amended and Restated Articles of Incorporation included as Appendix A to this Information Statement, Vidaroo Corporation will be authorized to issue a total of 200,000,000 shares of common stock, par value of $0.001 per share.

Procedure for the Approval of the Certificate of Amendment to the Company’s Certificate of Incorporation.

The elimination of the need for a special meeting of the shareholders to approve the Amendment is authorized by Section 78.320 of the Nevada Act. This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting. According to this Section 78.390 of the Nevada Act, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company’s Articles of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

Required Approvals Obtained

The Board, by a resolution adopted on July 12, 2011 (the “Board Consent”), approved the foregoing amendments to the Company’s Articles of Incorporation. On the Record Date, the only issued and outstanding shares of the Company’s capital stock entitled to vote on the proposed amendment were 65,507,975 shares of the Company’s common stock, par value $.01 per share. On July 12, 2011, The holders of a majority of the Company’s issued and outstanding common shares as of the Record Date, by written consent in lieu of a meeting, approved the Company’s Amended and Restated Articles of Incorporation, a copy of which is attached to this Information Statement as Appendix A.

The Board of Directors believes that it is in the Company’s and its stockholders’ best interests to increase the availability of additional authorized, but unissued, capital stock to provide Vidaroo Corporation with the flexibility to issue equity in financing transactions, in connection with the future acquisition of intellectual property or other business assets, as an incentive to employees, officers, directors and consultants and for other proper corporate purposes which may be identified in the future.

The increased capital will provide the Board of Directors with the ability to issue additional shares of stock without further vote of the stockholders, except as provided under Nevada corporate law or under the rules of any national securities exchange on which shares of stock of Vidaroo Corporation may in the future be listed. The Company’s stockholders do not have preemptive rights to subscribe to additional securities which may be issued and current stockholders will not be entitled to maintain their proportionate ownership of the Company’s outstanding stock should additional shares be issued in the future. If the Board of Directors elects to issue additional shares of stock, such issuance could have a dilutive effect on the earnings per share, voting power and shareholdings of current stockholders.

The number of shares to be issued in any particular transaction and the price and other terms on which such shares of will be issued will be determined solely by the Board of Directors.

In addition to the corporate purposes discussed above, the authorization of additional capital, under certain circumstances, may have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of Vidaroo Corporation by causing such additional authorized shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board of Directors determines is not in the best interests of Vidaroo Corporation and our stockholders. The increased authorized capital therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the increased capital may limit the opportunity for Vidaroo Corporation stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The increased authorized capital may have the effect of permitting Vidaroo Corporation’s current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of Vidaroo Corporation’s business. However, the Board of Directors is not aware of any attempt to take control of Vidaroo Corporation and the Board of Directors did not propose the increase in Vidaroo Corporation’s authorized capital with the intent that it be utilized as a type of anti-takeover device.

The relative voting and other rights of holders of the common stock will not be altered by the authorization of additional shares of common stock. Each share of common stock will continue to entitle its owner to one vote. As a result of the increased authorization, the potential number of shares of common stock outstanding will be increased.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes certain material federal income tax considerations relating to the proposed increase in authorized shares. This discussion is based upon the Internal Revenue Code, existing and proposed regulations thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all as amended and in effect on the date hereof. Any of these authorities could be repealed, overruled, or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the “IRS”) with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

This discussion may not address federal income tax consequences that may be relevant to particular shareholders in light of their personal circumstances or to shareholders who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCE OF THE INCREASE IN AUTHORIZED SHARES AND RESTATEMENT OF PAR VALUE FOR THEM, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.

The increase in the number of authorized shares will not affect the number of shares held by any current stockholder, the holding period or basis of any stockholder in such shares, or the federal income tax treatment of such shares.

PROPOSAL NO. 2: APPROVAL OF AN AMENDMENT TO THE
ARTICLES OF INCORPORATION TO CREATE “BLANK CHECK” PREFERRED STOCK

On July 12, 2011, the majority stockholders of the Company approved an amendment to the Company’s Articles of Incorporation to authorize the creation of 100,000,000 shares of “blank check” preferred stock, par value $0.001 per share (the “Preferred Stock”), of the Company.  The Board believes that the authorization of Preferred Stock would provide the Company greater flexibility with respect to the Company’s capital structure for such purposes as additional equity financings, and stock based acquisitions.  Article THIRED would be amended to read as follows and would be filed with the Nevada Secretary of State:

“III: The Corporation is authorized to issue two classes of stock.  One class of stock shall be Common Stock, par value $0.001.  The second class of stock shall be Preferred Stock, par value $0.001.  The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.

The total number of shares of stock of each class which the Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:

Class	Par Value	Authorized Shares

Common	$0.001	200,000,000
Preferred	$0.001	100,000,000
Totals:		300,000,000”

The proposed amendment to the Company’s Articles of Incorporation will create 100,000,000 authorized shares of "blank check" preferred stock.  The proposed Amendment to the Company’s Articles of Incorporation, attached as Exhibit "A" to this information statement contains provisions related to the "blank check" preferred stock. The following summary does not purport to be complete and is qualified in its entirety by reference to the proposed Certificate of Amendment to the Articles of Incorporation as set forth in Exhibit "A."

The term "blank check" refers to preferred stock, the creation and issuance of which is authorized in advance by the stockholders and the terms, rights and features of which are determined by the Board upon issuance. The authorization of such blank check preferred stock would permit the Board to authorize and issue preferred stock from time to time in one or more series.

Subject to the provisions of the Company's Certificate of Amendment to the Articles of Incorporation and the limitations prescribed by law, the Board would be expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case without any further action or vote by the stockholders.  The Board would be required to make any determination to issue shares of preferred stock based on its judgment as to the best interests of the Company and its stockholders.  The amendment to the Articles of Incorporation would give the Board flexibility, without further stockholder action, to issue preferred stock on such terms and conditions as the Board deems to be in the best interests of the Company and its stockholders.

The amendment would provide the Company with increased financial flexibility in meeting future capital requirements by providing another type of security in addition to its Common Stock, as it will allow preferred stock to be available for issuance from time to time and with such features as determined by the Board for any proper corporate purpose.  It is anticipated that such purposes may include exchanging preferred stock for Common Stock and, without limitation, may include the issuance for cash as a means of obtaining capital for use by the Company, or issuance as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or assets.

Any issuance of preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of the Company. Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise.  The ability of the Board to issue such additional shares of preferred stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means.  Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of preferred stock to persons friendly to the Board could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

While the amendment may have anti-takeover ramifications, the Board believes that the financial flexibility offered by the amendment outweighs any disadvantages. To the extent that the amendment may have anti-takeover effects, the amendment may encourage persons seeking to acquire the Company to negotiate directly with the Board enabling the Board to consider the proposed transaction in a manner that best serves the stockholders' interests.

The Company has no present plans, arrangements, commitments or understandings for the issuance of shares of Preferred Stock.

PROPOSAL NO. 3: ELECTION OF DIRECTORS

The Board currently consists of three directors, each of whom serves until his successor is elected and has qualified. The Company’s By-Laws provide that the Board consist of up to nine persons. The Board has fixed three as the number of directors to be elected for a one year term until the Annual Meeting of Stockholders to be held in 2011, or until their successors are elected or appointed and qualified or until their earlier resignation or removal. The Board reserves the right to increase the size of the Board as provided in the Company’s By-Laws.

The following directors, all of whom are current directors of the Company, will be elected pursuant to the written consent of holder of the majority of the Company’s common stock: Mark E. Argenti, Ian McDaniel, and Michael Morgan. Each of these nominees has consented to serve, and the Board has no reason to believe that any of the nominees will be unable to serve until the Annual Meeting of Stockholders to be held in 2011.  Information with respect to each nominee, as of May 31, 2011, is set forth below:

		Position Within	Served as a
Name	Age	the Company	Director Since

Mark E. Argenti	39	Chairman of the Board and Chief Executive Officer	2007

Ian McDaniel	37	Chief Information Officer and Director	2007

Micheal Morgan	24	President, Chief Technology Officer and Director	2008

The principal occupations and business experience for at least the past five years of each director and nominee is as follows.

Mark E. Argenti, age 39, has served as Chief Executive Officer since July 9, 2009. Mr. Argenti served as Chief Creative Officer from May 17, 2007 through July 8, 2009, and has served as a Director since May 17, 2007. Prior to his appointment as CEO, Mr. Argenti directed the daily operations of Vidaroo subsidiary Media Evolutions - a company he originally co-founded with Ian McDaniel. In addition, he was instrumental in creating, developing and managing operations of E360 and oversaw all of the Entity's video production projects and studio activities. On the technology development front, Mr. Argenti, in collaboration with Mr. McDaniel, pioneered a proprietary video playback technology that continues to be used by Vidaroo and its clients to this day; and he teamed with Ian and Entity President Mary Spio to design, develop and commercialize Vidaroo's first stage online video platform as well as providing creative guidance to Mr. Morgan for the current platform’s marketing interface.

Ian McDaniel, age 37, has served as Chief Information Officer and Director since May 17, 2007. Upon Mr. Argenti’s appointment as Chairman and CEO, Mr. McDaniel began serving as the President of Vidaroo’s production services.  Mr. McDaniel has served as a pioneering force in the Entertainment industry for nearly two decades, driven by his knowledge of advanced and emerging technologies that enable ‘off the hook' media production for the world's leading artists and broadcast media companies.  Teamed with Mark Argenti, he co-founded Media Evolutions and has provided pre- and post-production design and editing expertise for numerous large-scale projects such as Justin Timberlake, Live from Memphis and Will Smith, Live in Concert.  In addition, he has worked on shows for NBC, ABC, MTV, VH1, HBO, Showtime, Discovery Channel, History Channel and A&E.

Micheal Morgan, age 24, has served as President and Chief Technology Officer since November 10, 2010.  Prior to his appointment to President, Mr. Morgan acted as Chief Operating and Technology Officer since August 14, 2009 and as VP of Development from October 2008 through the time of his appointment as an Officer and Director in 2009.  During his tenure, Mr. Morgan designed and developed Vidaroo’s current online video platform.  Mr. Morgan continues to serve as Director of Interactive at Magnify Agency, a creative and software development firm; co-founder and served as Vice President of ZEN3 from March 2007 to October 2008 and Vice President of Web Development at AdepTech, Inc., a technology services company from June 2004 to March 2007.  During his career, he has architected systems for use in Nuclear Quality Control, Software-as-a-Service (SaaS), distributed HIPAA-based secure health care software, and e-commerce dataflow automation. He holds several industry certifications and is an active participant in industry-related and civic organizations. Mr. Morgan attended the University of Central Florida, where he focused his studies on Digital Interactive Systems.

Corporate Governance Guidelines

Our Board believes that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. The Company is quoted on the OTC Bulletin Board, which does not currently have any corporate governance rules similar to those adopted by the NASDAQ Stock Market, Inc. (“NASDAQ”), the American Stock Exchange, Inc. (“AMEX”) and other national securities exchanges. Since our inception, our Board has reviewed the Company’s governance practices in light of the standards of NASDAQ and AMEX, and will continually monitor the Company’s practices in light of such standards. The Company has adopted a Code of Ethics for Senior Financial Officers that is applicable to our principal executive officer and principal financial and accounting officer, and to persons performing similar functions.

Board Determination of Independence

Although the Company is not subject to NASDAQ and AMEX rules, we have looked to the rules of AMEX for guidance as to which members of our Board qualify as “independent directors.” Our Board has determined that none of our existing board members are “independent directors” in that all are offices of the Company, and thus all have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director of Vidaroo Corporation.

The Board and Committees of the Board

The Board held 5 meetings during the Company’s fiscal year ended June 30, 2010. The Board does not currently maintain an Audit Committee or a Compensation Committee. The Board does not currently have a nominating committee and has not established any specific procedure for selecting candidates for director. However, directors are currently nominated by a majority vote of the Board. There is also no established procedure for shareholder communications with members of the Board or the Board as a whole. However, shareholders may communicate directly with the chief executive officer or chief financial officer of the Company for a response. During 2010, all of the directors of the board attended the board meetings held by the Company.

Compensation of the Board

Directors who are employees of Vidaroo Corporation do not receive additional compensation for serving on the Board or its committees.  The Company maintains directors and officers liability insurance.

This section describes the compensation program for our executive officers as of June 30, 2010.

Name and Principal position	Year ended June 30:	Salary	Bonus	Stock awards	Option awards	Non-equity incentive plan compensation	Change in pension value and nonqualified deferred comensation earnings	All other Compensation	Total
Mark E. Argenti	2010	66,666	-	25,499	-	-	-	2,273	94,438
Chief Executive Officer	2009	110,597	-	-	-	-	-	4,747	115,344

Thomas Moreland,	2010	102,379	-	180,000	120,984	-	-	4,283	407,646
Chief Financial Officer	2009	83,077	-	-	93,753	-	-	4,359	181,189

Ian McDaniel	2010	66,666	-	11,664	-	-	-	7,208	85,538
Chief Information Officer	2009	117,413	-	-	-	-	-	14,983	134,756

Micheal Morgan,	2010	83,183	-	360,000	392,318	-	-	2,273	837,774
Chief Operating/Technology Officer	2009	52,416	-	-		-	-	1,552	53,968

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

The following table sets forth the number of and percent of the Entity’s common stock beneficially owned by:

●	all directors and nominees, naming them,
●	our executive officers,
●	our directors and executive officers as a group, without naming them, and
●	persons or groups known by us to own beneficially 5% or more of our Common Stock or our Preferred Stock having voting rights:

The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our capital stock outstanding on June 30, 2010, and all shares of our common stock issuable to that person in the event of the exercise of outstanding options and other derivative securities owned by that person which are exercisable within 60 days of June 30, 2010. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our capital stock owned by them.

Name and address of owner	Title of Class	Capacity with Entity	Number of Shares Beneficially Owned (1)	Percentage of Class (2)
Mary Spio c/o Vidaroo Corporation, 8 N Highland Ave Winter Garden, FL 34787	Common Stock	Former President	12,159,272	16.2%

Mark Argenti c/o Vidaroo Corporation, 8 N Highland Ave Winter Garden, FL 34787	Common Stock	Chief Executive Officer	12,436,140	16.6%

Ian McDaniel c/o Vidaroo Corporation, 8 N Highland Ave Winter Garden, FL 34787	Common Stock	Chief Information Officer	12,836,656	17.2%

Micheal Morgan c/o Vidaroo Corporation, 8 N Highland Ave Winter Garden, FL 34787	Common Stock	President and Chief Technology Officer	1,643,328	2.2%

Thomas Moreland c/o Vidaroo Corporation, 8 N Highland Ave Winter Garden, FL 34787	Common Stock	Chief Financial Officer	1,155,545	1.5%

All Officers and Directors As a Group (5 persons)	Common Stock		40,257,941	53.7%

(1)  This column represents the total number of votes each named stockholder is entitled to vote upon matters presented to the shareholders for a vote.
(2) Applicable percentage ownership is based on 65,136,032 shares of Common Stock outstanding as of June 30, 2010, together with securities exercisable or convertible into shares of Common Stock within 60 days of June 30, 2010, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock that are currently exercisable or exercisable within 60 days of June 30, 2010, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following chart sets forth information regarding our equity compensation plans as of June 30, 2010:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) )
	(a)	(b)	(c)
Equity compensation not approved by security holders	7,796,048	$0.25	*1,971,535
(a) The shares are issuable under the Company’s 2009 incentive stock plans, those issued to certain executives in relation to employment agreements and warrants issued to certain professional providers

* The shares are issuable under the Company’s 2009 incentive stock plans and those issued to certain executives not in relationship to an approved plan. Such shares may be issued upon the exercise of stock options or pursuant to restricted stock awards or restricted stock units which vest based upon Board designation at the time of grant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Entity has no independent directors and has had no transactions with related parties in excess of $120,000.

2009 Incentive Stock Plan

On November 6, 2009 the Board of Directors adopted the Company’s Non-qualified Stock Option Plan (“the 2009 Plan”). The 2009 Plan provides for the grant of incentive and non-qualified stock options to selected employees, the grant of non-qualified options to selected consultants and to directors and advisory board members. The Plan authorizes the grant of options or restricted stock awards in the amount of the lesser of 3,000,000 shares of Common Stock or an amount not to exceed 5% of the total amount of the class outstanding of Common Stock as of the record date for the 2009 Annual Report, rounded down to the lowest multiple of hundred thousand shares.

Employment Agreements

On November 6, 2008, the Company entered into an Amendment to Executive Employment Agreement with each of (i) Mark Argenti, the Company’s then Chief Creative Officer and Secretary, (ii) Mary Spio, the Company’s then President, and (iii) Ian McDaniel, the Company’s then Treasurer and Chief Technology Officer. Pursuant to the terms of the Agreement, the Executive Officers shall receive an annual base salary of $125,000 per year, effective November 1, 2008 with the elimination of any cash bonuses due to each of the Executive Officers under their respective original employment agreements with the Company. Additionally, the Executive Officers forgave any and all past salaries or other compensation due to them for prior services rendered to the Company.

On March 20, 2009 the Company entered in to an amended Executive Employment Agreement with Thomas Moreland to appoint him as Chief Operating Officer in addition to his duties as Chief Financial Officer.  Pursuant to the terms of the agreement Mr. Moreland shall receive a reduction in annual salary to $100,000 until the earlier of the completion by the Company of a round of equity financing of at least $2 million or December 31, 2009.  As consideration for this reduction and the additional duties assumed the exercise price of Mr. Moreland’s 300,000 shares shall be reduced to $.25 and shall be fully vested as of the date of the amendment.

On July 9, 2009, Mr. Mark Argenti, was appointed Chief Executive Officer and Chairman of the Board.

Effective August 14, 2009, Micheal Morgan was officially appointed by the Company’s Board of Directors to serve as Chief Technology Officer.  In addition, Mr. Morgan was appointed to also serve as the Chief Operating Officer of the Company, assuming the position and related responsibilities from Thomas Moreland, who relinquished his prior role and responsibilities of Chief Operating Officer to Mr. Morgan at the Board of Directors’ request.  Mr. Moreland continued to serve as Chief Financial Officer of the Company.

On October 6, 2009, the Board of Directors of the Company elected Mr. Micheal Morgan, Chief Operating Officer and Chief Technology Officer, to serve as a Director on the Board. Also on October 6, 2009, the Board of Directors appointed Mr. Thomas Moreland, Chief Financial Officer, to act as its Treasurer.

On November 6, 2009, the Board of Directors approved the modification of contracts for each of its officers. The three founding officers, Mark Argenti, Mary Spio and Ian McDaniel agreed to a reduction in cash compensation.  Additionally, each individual agreed to forgo amounts due and outstanding under the previous contract.  In exchange for these modifications, the Company has agreed to issue these individuals restricted Common Stock.  Each individual received 200,000 shares that vested immediately and an allocation of additional shares each quarter over the remaining life of the contract.  The quarterly allocation of shares is 64,792, 29,521, and 29,636 for Mark Argenti, Mary Spio and Ian McDaniel, respectively.  All Common Stock issued in conjunction with these contracts were restricted for a period of two years from the date of vesting. The contract for Thomas Moreland was extended for one year through December 31, 2012.  In connection with this extension, the Board authorized the issuance 500,000 shares of restricted Common Stock and provided Mr. Moreland with 1,000,000 Stock Options exercisable at fair market value of $.30 as of the date of the agreement.  Micheal Morgan’s contract was modified for his appointment to the Board of Directors.  The modification to the contract converts previously issued Stock Options at an exercise price of $0.01 to the issuance of 1,000,000 shares of restricted Common Stock.  The modification also establishes an exercise price for 2,000,000 previously issued Stock Options exercisable at fair market value of $0.30 as of the date of the agreement.  The restricted Common Stock vests immediately while the Stock Options vest over the life of the contracts.  Both the Common Stock and Stock Options are restricted for a period of two years from the date of the agreement.

On July 23, 2010, Ms. Mary Spio resigned as the President and as a member of the Board of Directors to pursue additional interests.

On November 10, 2010, the Board of Directors appointed Mr. Morgan to also serve as the Company’s President effective November 10, 2010. In connection with Mr. Morgan’s appointment as President, the Company entered into an Amendment to the Employment Agreement previously executed between the parties (the “Amendment Agreement”). Pursuant to the Amendment Agreement, the 2,000,000 stock options previously granted to Mr. Morgan shall vest immediately and continue to have an exercise price of $0.30 per share.  Mr. Morgan shall also be granted additional stock options to purchase 6,940,005 shares of the Company’s Common Stock at fair market value as of the date of the signing of the Amendment Agreement of $0.05 per share.  These stock options shall vest ratably over the remaining term of Mr. Morgan’s Amendment Agreement, which was extended until August 14, 2014.

ANNUAL AND QUARTERLY REPORTS

The Company filed its Annual Report for this fiscal year ended June 30, 2010 on Form 10-K with the Securities and Exchange Commission on September 28, 2010. A copy of the Annual Report is included with this Information Statement.

Additional information concerning the Company is available on our website at http://vidaroo.com.

Copies of our Annual Report (including Exhibits) are also available free of charge in print to investors who request them in writing from the Company’s Secretary (at the address on the cover page). Filings which the Company makes with the Securities and Exchange Commission also contain additional information and may be obtained on the SEC’s website at www.sec.gov.

By Order of the Board of Directors,

Vidaroo Corporation

Date: August 3, 2011	By:	/s/ Mark Argenti
Mark Argenti,
its Chief Executive Officer

Exhibit A

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Webeite: www.nvsos.gav

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY • DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After issuance of Stock)

1.	Name of corporation:
Vidaroo Corporation

2.	The articles have been amended as follows: (provide article numbers, if available)
See Attachment "A"

3.
The vote by which the stockholders holding shares in the corporation entitiling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

55.6%

7.	Effective date of filing: (optional)	8/3/11
(must not be later than 90 days after the certificate is filed)
8.	Signature: (required)

X	/s/ Thomas Moreland
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to indude any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-After Revised: 7-1-08

Attachment A to the Certificate of Amendment of Vidaroo Corporation.

“III: The Corporation is authorized to issue two classes of stock. One class of stock shall be Common Stock, par value $0.001. The second class of stock shall be Preferred Stock, par value $0.001. The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.

The total number of shares of stock of each class which the Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:

Class	Par Value	Authorized Shares

Common	$0.001	200,000,000
Preferred	$0.001	100,000,000
Total		300,000,000